Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-4 of YishengBio Co., Ltd of our report dated September 28, 2022, relating to the consolidated financial statements of YishengBio Co., Ltd and Subsidiaries for the years ended March 31, 2022 and 2021, which appear in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wei, Wei & Co., LLP
Flushing, New York
January 24, 2023